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Exhibit 5.4

United States Securities and Exchange Commission

Re:	Registration Statement on Form F-10 dated June 3, 2014 (the "Registration Statement") of Suncor Energy Inc.

Dear Sirs:

        We are a firm of independent qualified reserves evaluators of Calgary, Alberta having prepared reports evaluating the reserves of Suncor Energy Inc. as at December 31, 2013, as described in the Annual Information Form ("AIF") of Suncor Energy Inc. dated February 28, 2014.

        We refer to the Registration Statement relating to the offering of Debt Securities by Suncor Energy Inc. and hereby consent to the reference to our firm under the heading "Interest of Experts" and to the use of our Report which is incorporated in the Registration Statement by reference to the AIF.

Yours very truly,

SPROULE ASSOCIATES LIMITED, SPROULE UNCONVENTIONAL LIMITED, SPROULE INTERNATIONAL LIMITED,
By:	/s/ Harry J. Helwerda Name: Harry J. Helwerda, P.Eng., FEC, FGC (Hon.) Title: President, Chief Operating Officer and Director

Dated: June 3, 2014
Calgary, Alberta

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  Exhibit 5.4